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                              THIRD AMENDED AND RESTATED
                                 SECURED CONVERTIBLE
                                   PROMISSORY NOTE
                               (OPTIONAL ADVANCE NOTE)

$1,975,000.00                                            FEBRUARY 7, 1995, AS
                                                      AMENDED MARCH 30, 1995,
                                                                 MAY 19, 1995
                                                           AND MARCH 31, 1996

    FOR VALUE RECEIVED, CardioDynamics International Corporation, a California corporation ("Maker"), 6155 Cornerstone Court East, Suite 125, San Diego, California 92121, hereby promises to pay to the order of CardioDynamics Holdings, LLC, a California limited liability company ("Lender"), 5067 Shore Drive, Carlsbad, California 92008, TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), plus such other and further sums as Lender may hereafter loan or advance to or for the benefit of Maker in accordance with the terms hereof, at such address of Lender, in lawful money of the United States together with interest (from and after the date of the respective advances) on the principal balance outstanding at a lesser of (a) eight percent per annum, or (b) if less, the maximum rate permissible for applicable law. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on each March 31, June 30, September 30 and December 31. The principal amount of and all unpaid accrued interest under the Note shall become due and payable in full on March 31, 1998. This Note is an amendment and restatement of a certain Secured Convertible Promissory Note dated February 7, 1995 in the original principal amount of $100,000.

    The unpaid balance of this obligation at any time shall be the total amounts advanced hereunder by Lender, less the amount of payments made hereon by or for Maker, which balance may be endorsed hereon from time to time by Lender.

    Advances hereunder may be made by Lender at Lender's sole discretion at any time regardless of whether or not Maker desires to borrow additional sums.

    1.   ADDITIONAL PROVISIONS RELATING TO DEBT CHARACTERISTICS

    This Note may not be prepaid in full or in part.

    This Note is secured by the collateral identified and described as security therefor in that certain Security Agreement, dated as of February 7, 1995, by and between Maker and Lender and the collateral identified and described as security therefor in that certain Patent Security Agreement, dated as of February 7, 1995, by and between Maker and Lender (collectively, the "Security Agreement").



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    Upon the happening of any of the following events, Lender may at it option, declare immediately due and payable the entire unpaid principal amount of this Note, together with all interest thereon, plus any other amounts payable at the time of such declaration pursuant to this Note. Such events are the following:
(1) failure to make any interest payment as it falls due, (2) Maker shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (3) an involuntary petition shall be filed against Maker under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof. Lender shall further be entitled to the remedies provided in the event of default provided in the Security Agreement.

    Maker hereby waives diligence, presentment, demand, protest or other notice of any kind.

    2.   CONVERSION.

         2.1 CONVERSION PRIVILEGE. Lender has the right, at Lender's option, at any time after February 6, 1996, and prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with provisions hereof, in whole or in part, into fully paid and nonassessable shares of Common Stock of Maker. The number of shares of Common Stock into which this Note may be converted shall be determined by dividing the aggregate principal amount together with all accrued interest to the date of conversion by the COnversion Price (as defined below) in effect at the time of such conversion.
 The initial Conversion Price shall be equal to $0.50. On March 31, 1996, the Conversion Price shall decrease to $0.25, subject to further possible adjustment under subsection 2.2 hereof.

    Before Lender shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of Maker and shall give written notice by mail, postage prepaid, to Maker at its principal corporate office, of the election to convert the same, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Maker shall, as soon as practicable thereafter, issue and deliver at such office to the holder of this Note a certificate or certificates for the number of shares of Common Stock to which the holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.



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    Upon the conversion of this Note, Lender shall surrender this Note, duly endorsed, at the principal office of Maker. At its expense, Maker shall, as soon as practicable thereafter, issue and deliver to such Lender at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Lender shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of counsel to Maker), together with any other securities and property to which Lender is entitled upon such conversion under the terms of this Note. If less than the entire Note is converted, maker shall issue to Lender a new Note, of like tenor, for the remaining principal amount.

    2.2 CONVERSION PRICE ADJUSTMENTS. In the event Maker should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

    If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on Conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

    In the event Maker shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by Maker or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this subsection 2.2, the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock of Maker into which this Note is convertible as of the record date fixed for the determination of the holders of Common Stock of Maker entitled to receive such distribution.



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         2.3  NOTICES OF RECORD DATE, ETC.  In the event of:

         - any taking by Maker of a record of the holders of any class of securites of Maker for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cask dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right; or

         - any capital reorganization of Maker, any reclassification or recapitalization of the capital stock of Maker or any transfer of all or substantially all of the assets of Maker to any other person or any consolidation or merger involving Maker; or

         - any voluntary or involuntary dissolution, liquidation or winding-up of Maker,

Maker will mail to the holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying:

              (a) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and,

              (b) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote theron.

         2.4 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Maker shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, Maker will use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.



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    3.   MATCHING RIGHT.

    If during the term of this Note, Maker shall issue any Common Stock to any person in any circumstances, Lender shall have the right (exercisable by written notice of exercise delivered to Maker no later than 60 days after Maker's written notice to Lender of such issuance to such other person, accompanied by a cashier's check for payment in full), but not the obligation, to purchase from Maker (at the Conversion Price in effect on the date of the issuance to the other person) the same number of shares of Common Stock issued to the other person. This right may be exercised any number of times, and no non-exercise shall affect such right in future instances.

    4.   MISCELLANEOUS.

    The rights and obligations of Maker and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of Maker and Lender.

    Lender shall not be deemed by any act or omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and expressly stated as such and signed by Lender and then only to the extent specifically set forth in the writing. A waiver of one event shall not be construed as continuing or a bar to or waiver of any right or remedy as to a subsequent event. Maker expressly agrees that this Note, or any payment hereunder, may be extended from time to time and consents to the acceptance of security, if any, or the release of security, if any, from this Note, all without in any way affecting the liability of Maker.

    Any notice that Maker or Lender desires to give to the other related to this Note shall be in writing and shall be deemed delivered when personally delivered by any courier service which obtains a receipt upon delivery to an officer or registered agent of the respective corporation, or two business days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid, addressed to the party being notified at its respective address specified in this Note.

    If Lender should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of Maker on this Note or under the Security Agreement, or any other efforts to enforce any of its rights under this Note, Maker shall be liable to pay to Lender immediately and without demand all reasonable costs and expenses of collection incurred by Lender, including without limitation reasonable attorneys fees, whether or not suit or other action or proceeding be instituted and specifically including but not limited to collection efforts that may be made on appeal or through a bankruptcy court, and all such sums shall be fully secured by all instruments securing this Note.



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    The provisions of this Note are intended by Maker to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof.

    This Note shall be construed in accordance with the laws of the State of California without giving effect to principles of conflict of laws.

    IN WITNESS WHEREOF, Maker has executed this instrument in San Diego, California.



                                       MAKER:

                                       CARDIODYNAMICS INTERNATIONAL
                                       CORPORATION



                                       By:  /s/ Richard E. Otto
                                            -------------------
                                                Richard E. Otto
                                                President/CEO


                                       By:  /s/ Stephenson M. Dechant
                                            -------------------------
                                                Stephenson M. Dechant
                                                Secretary/CFO